UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2013
MERITOR, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

2135 West Maple Road
Troy, Michigan
(Address of principal executive offices)
48084-7186
(Zip code)
Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on January 29, 2013, the Board of Directors of Meritor, Inc. (“Meritor”) approved the appointment of Kevin Nowlan to Vice President and Chief Financial Officer and Brett Penzkofer to Controller.

In connection with these appointments, on February 28, 2013, the Compensation and Management Development Committee of the Board of Directors of Meritor (the “Committee”) approved the following compensation for Mr. Nowlan: an annual base salary of $400,000 (effective February 1, 2013); an annual incentive compensation plan target of 50%; a cash portion of his long term incentive plan target for the 2013-2015 cycle of $160,000; and an annual cash amount in lieu of perquisites of $27,000. The Committee also approved the following for Mr. Penzkofer: a 12% increase in annual base salary (effective February 1, 2013); an annual incentive compensation plan target of 35%; a cash portion of his long term incentive plan target for the 2013-2015 cycle of $80,000; and an annual cash allowance in lieu of perquisites of $16,000.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERITOR, INC.

By:	/s/ Vernon G. Baker, II
Vernon G. Baker, II
Senior Vice President and General Counsel

Date: March 4, 2013